SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 16, 2003

Commission File Number:  0-29911

The SCO Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	87-0662823
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

355 South 520 West Lindon, UT	84042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(801) 765-4999

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

ITEM 5.  Other Events

About the Private Investment

The SCO Group, Inc. (“SCO”) has received a $50,000,000 private investment from two investors, including BayStar Capital II, LP (“BayStar”).  The investment is structured as a private placement of non-voting Series A Convertible Preferred Stock.  The Series A Convertible Preferred Stock is convertible into SCO common shares at a conversion price of $16.93 per share, which was the average closing bid price for SCO’s common stock for the five consecutive trading days prior to the date of closing.

  Dividends will begin to accrue on the Series A Convertible Preferred Stock after the first anniversary of the closing and will be paid quarterly at a rate of 8 percent per annum, subject to annual increases of 2 percent per annum, not to exceed 12 percent per annum.  SCO will have the flexibility to pay the dividends in cash or shares of Series A Convertible Preferred Stock subject to certain limitations.  Each holder of the Series A Convertible Preferred Stock shall have the right to convert at the option of the holder, at any time, into shares of SCO common stock at the then applicable conversion rate in a minimum conversion size of 100,000 common shares subject to certain limitations.  SCO may force conversion of the Series A Convertible Preferred Stock for the following: (i) at any time SCO’s common stock price exceeds 150 percent of the then prevailing conversion price per share (as adjusted for stock splits, stock dividends or similar occurrences) for 20 consecutive trading days, (ii) once the closing price of SCO’s common stock price has been at or below 50 percent of the then prevailing conversion price per share (as adjusted for stock splits, stock dividends or similar occurrences) for 20 consecutive trading days, or (iii) on the third anniversary of the closing date.  The investors also have the right to participate in future financings at their election.

The securities sold in this private investment have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements.  SCO has agreed to use its best efforts to file a registration statement on Form S-3 within 30 days after the closing of the investment for purposes of registering the shares of common stock underlying the shares of Series A Convertible Preferred Stock.  In connection with this private investment, SCO will pay its investment banker, Morgan Keegan & Company, Inc., a fee equal to 4 percent of the gross proceeds.

The net proceeds from this private placement, combined with SCO’s cash balance reported for its third quarter ended July 31, 2003, will provide SCO with a cash position of approximately $61.0 million.

Use of Proceeds and SCO’s Strategy

SCO intends to use the net proceeds raised in this private placement to further several corporate initiatives described in more detail below.

SCOx — Over the last several quarters, management has been working on an initiative called SCOx. SCOx is a set of technologies, programs and services designed to bring the power of web services to certain categories of end users.  Target end users include small and medium sized business, chain stores and branch offices, with an initial emphasis on end users currently running on SCO platforms.  Management believes that the solutions offered under the SCOx banner will be sourced from existing SCO technologies, new technologies developed in-house, technologies acquired from third parties and technologies licensed from third parties.  Over recent months, SCO has had discussions with several companies for the purpose of bolstering its SCOx initiative.

The SCOx initiative is positioned to leverage SCO’s 20-year history in serving certain market segments, SCO’s existing reseller channel and the sizable install base of SCO OpenServer and SCO UnixWare end users.

Vertical Markets — Beginning in August 2002, SCO began an effort to augment its UNIX operating system products and solutions with more vertically focused solutions.  Over the next several quarters, SCO expects to continue this trend towards identifying and building upon promising technologies and software solutions in target vertical markets.  Future expansion of this business initiative will likely include additional acquisitions of technologies, acquisitions of companies with established market presence in key vertical markets, strategic alliances with large industry participants and licensing transactions.  Over recent months, SCO has had discussions with several companies for the purpose of bolstering SCO’s vertical market strategy.

SCO IP Licensing and Migration Initiative — In connection with SCO’s intellectual property enforcement effort, SCOsource, SCO has alleged that the Linux 2.4 and the upcoming 2.6 kernel contain SCO intellectual property.  In an effort to offer marketplace solutions to these Linux-related intellectual property issues, SCO released a licensing program to offer Linux users a right-to-use binary mode only license, subject to certain limitations.  In the coming months, SCO intends to expand the licensing program to include migration options for those end users who may be looking for alternatives to Linux.  Over the past several months, SCO has had discussions with several major companies for the purpose of bolstering SCO’s intellectual property licensing and migration initiative.

Legacy Business — During SCO’s upcoming fiscal year, SCO intends to roll-out major upgrades for its two UNIX operating systems.

Arrangement with Counsel

SCO announced that it is in the process of finalizing a modification of the engagement with the law firm representing SCO in the protection of SCO's intellectual property rights.  As part of this modification, which is subject to a definitive agreement, the law firm would receive a contingent fee of 20 percent of the proceeds from certain events related to is protection of SCO's intellectual property rights, including certain licensing fees, settlements, judgments, equity financings or a sale of SCO during the pendancy of litigation or through settlement, subject to certain agreed upon credits for amounts received as discounted hourly fees or prior contingency payments.  In addition, this modification may result in the payment to such law firm of up to $1,000,000 and the issuance of up to 400,000 shares of SCO's common stock.

Microsoft License Agreement

                During the quarter ended April 30, 2003, SCO entered into a licensing agreement with Microsoft Corporation (“Microsoft”).  The initial licensing agreement allowed Microsoft, at its election, to exercise two options to allow Microsoft to acquire expanded licensing rights with respect to SCO’s UNIX source code.  During the quarter ended July 31, 2003, Microsoft exercised and paid for the first of these options.  During SCO’s current quarter, ending October 31, 2003, Microsoft exercised and paid $8,000,000 for the second option.

Forward-Looking Statements

This report contains forward-looking statements related to SCO’s business plans and objectives including specifically: SCO’s continued development of its SCOx initiative; plans to continue to identify and build upon promising technologies in target vertical markets through strategic acquisitions, alliances and licensing arrangements; plans to expand SCO’s intellectual property licensing program to allow for migration alternatives to end users; potential strategic transactions with major companies and others that could bolster SCO’s SCOx initiative, its vertical market initiative and its intellectual property licensing and migration initiative; the planned roll-out of major upgrades to SCO’s UNIX operating systems; and continued efforts to protect SCO’s UNIX intellectual property rights and SCO’s belief that the private investment will enhance SCO’s ability to pursue currently pending legal actions.  These statements involve risks and uncertainties.  SCO wishes to advise readers that a number of important factors could cause actual results to differ materially from those anticipated in such forward-looking statements.  SCO has a history of unprofitability and has only realized revenue from its SCOsource licensing initiative during the last two quarters and the intellectual property rights that it is asserting in seeking to enter into licensing agreements are subject to pending litigation, making it difficult to predict the extent of future revenues from this source.  Other factors that may affect such forward-looking statements include the ability of SCO to successfully roll out its new services and solutions to service providers in its existing channels; the acceptance of such offerings by existing service providers and customers; the ability of SCO to grow its core UNIX business and the continued acceptance in the marketplace of SCO’s core products; SCO’s ability to compete effectively with other solutions providers; new and changing technologies and customer acceptance of those technologies; and claims of infringement of third-party intellectual property rights or other unintended consequences arising out of SCO's assertions surrounding its UNIX intellectual property.  These and other factors that could cause actual results to differ materially from those anticipated, are discussed in more detail in SCO’s periodic filings with the Securities and Exchange Commission.

UNIX is used pursuant to an exclusive license with The Open Group and is a registered trademark of The Open Group in the United States and other countries. All other brand or product names are or may be trademarks of, and are used to identify products or services of, their respective owners.

ITEM 7.  Financial Statements and Exhibits.

(c) Exhibits.

3.1	Certificate of Designation for Series A Convertible Preferred Stock
10.1	Securities Purchase Agreement dated as of October 16, 2003 between SCO and the persons listed therein as Purchasers
10.2	Registration Rights Agreement dated as of October 16, 2003 between SCO and the persons listed therein as Purchasers

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 17, 2003		The SCO Group, Inc.

	By	/s/ Robert K. Bench
Robert K. Bench (Chief Financial Officer Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designation for Series A Convertible Preferred Stock
10.1	Securities Purchase Agreement dated as of October 16, 2003 between SCO and the persons listed therein as Purchasers
10.2	Registration Rights Agreement dated as of October 16, 2003 between SCO and the persons listed therein as Purchasers